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                                                                    EXHIBIT 2.4

                       HAYES MICROCOMPUTER PRODUCTS, INC.
                              CERTIFICATE OF MERGER



      Pursuant to the provisions of Section 14-2-1105 of the Georgia Business Corporation Code, HAYES MICROCOMPUTER PRODUCTS, INC., a corporation organized and existing under the laws of the State of Georgia (hereinafter referred to as "Hayes") hereby executes the following Certificate of Merger.

                                       I.

      H&A MERGER SUB, INC. (hereinafter referred to as "H&A"), a corporation organized and existing under the laws of the State of Georgia, shall be merged with and into Hayes, so that Hayes is the surviving corporation of such merger (hereinafter referred to as the "Merger"). The name of the surviving corporation shall be HAYES MICROCOMPUTER PRODUCTS, INC.

                                       II.

      The Merger shall be effective at [5:00] p.m. on ______________, 1997.

                                      III.

      The Merger has been duly approved by the shareholders of Hayes and H&A.

                                       IV.

      The executed Agreement and Plan of Reorganization is on file at the principal place of business of Hayes, the surviving corporation, which address on the date hereof is:

                       Hayes Microcomputer Products, Inc.
                           5835 Peachtree Corners East
                             Norcross, Georgia 30092

A copy of said Agreement and Plan of Reorganization will be furnished by Hayes, the surviving corporation, on request and without cost to any shareholder of Hayes or H&A.

                                       V.

      The undersigned hereby certifies that Hayes is the surviving corporation, has delivered the request for publication of a notice relating to the filing of this Certificate of Merger, together with payment therefor, as required by
Section 14-2-1105.1(b) of the Georgia Business Corporations Code.


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      IN WITNESS WHEREOF, the undersigned HAYES MICROCOMPUTER
PRODUCTS, INC. has caused this CERTIFICATE OF MERGER to be executed by its authorized officer this _____ day of ____________, 1997.


                                    HAYES MICROCOMPUTER PRODUCTS, INC.



                                    By:_______________________________________
                                       Dennis C. Hayes, Chairman

ATTEST:


_________________________________
James A. Jones, Secretary


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